Exhibit 99.2
                                                                    ------------

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

----------------------------------
                                  :
In re:                            :                 CHAPTER 11
                                  :                 Case No. 00-3955(PJW)
WEINER'S STORES, INC.,            :
A Delaware corporation,           :
                                  :
                  Debtor.         :
                                  :
----------------------------------


                    DEBTOR'S DISCLOSURE STATEMENT PURSUANT TO
                       SECTION 1125 OF THE BANKRUPTCY CODE


                               ARNALL GOLDEN GREGORY, LLP
                               J. Hayden Kepner, Jr.
                               2800 One Atlantic Center
                               1201 West Peachtree Street
                               Atlanta, Georgia  30309-3450
                               (404) 873-8500

                               RICHARDS, LAYTON & FINGER, P.A.
                               Mark D. Collins (No. 2981)
                               Michael J. Merchant (No. 3854)
                               One Rodney Square
                               P.O. Box 551
                               Wilmington, Delaware  19889
                               (302) 658-6561

                               Counsel to the Debtor and Debtor in Possession


Dated:            Wilmington, Delaware
                  March 28, 2002

                                TABLE OF CONTENTS

                                                                                                               Page
I.       INTRODUCTION.............................................................................................1
II.      OVERVIEW OF THE PLAN.....................................................................................2
III.     GENERAL INFORMATION......................................................................................3
   A.    Description and History of Business......................................................................3
         -----------------------------------
   B.    Events Leading to the Commencement of the Chapter 11 Case................................................3
         ---------------------------------------------------------
IV.      EVENTS DURING THE CHAPTER 11 CASE........................................................................4
   A.    Appointment of the Statutory Creditors' Committee........................................................4
         -------------------------------------------------
   B.    Initial Real Estate Strategy and Store Closing Sales.....................................................5
         ----------------------------------------------------
   C.    Efforts to Stabilize and Revamp the Debtor's  Business...................................................5
         ------------------------------------------------------
   D.    Marketing Effort Decision to Cease Operating as a Going Concern..........................................6
                          ----------------------------------------------
   E.    Going Out of Business Sales and Marketing of Leases......................................................6
         ---------------------------------------------------
   F.    Claims Reconciliation, Omnibus Objections and Proposed Sale of Headquarters..............................6
         ---------------------------------------------------------------------------
V.  THE  PLAN OF LIQUIDATION......................................................................................6
   A.    Essential Elements of the Plan...........................................................................7
         ------------------------------
      1.          Classification and Treatment of Claims and Equity Interests.....................................7
      2.          Distributions Under the Plan....................................................................7
   B.    Classification and Treatment of Claims and Equity Interests..............................................7
         -----------------------------------------------------------
      1.          Administrative Expense Claims...................................................................7
      2.          Priority Tax Claims.............................................................................8
      3.          Class 1- Priority Claims........................................................................8
      4.          Class 2 - Secured Claims........................................................................8
      5.          Class 3 - General Unsecured Claims..............................................................9
      6.          Class 4 - Equity Interests......................................................................9
   C.    Summary of Other Provisions of the Plan..................................................................9
         ---------------------------------------
      1.          Continuing Existence of the Debtor..............................................................9
      2.          The Disbursing Agent...........................................................................10
      3.          Objections to and Treatment of Disputed Claims.................................................10
      4.          Executory Contracts and Unexpired Leases.......................................................11
            Releases, Exculpations, and Injunction...............................................................11
      6.          Rights of Actions..............................................................................11
      7.          Payments of Less than Twenty-Five Dollars......................................................12
   D.    Voting   12
         ------
   E.    Objections to Confirmation..............................................................................12
         --------------------------
   F.    The Confirmation Hearing................................................................................14
         ------------------------
   G.    Confirmation of the Plan................................................................................14
         ------------------------
      1.          Acceptance and Rejection of the Plan...........................................................14
      2.          Unfair Discrimination and Fair and Equitable Tests.............................................15
      3.          Feasibility....................................................................................16
      4.          Best Interests Test............................................................................16
   H.    Consummation of the Plan................................................................................16
         ------------------------
VI.      MANAGEMENT OF THE POST-CONFIRMATION DEBTOR..............................................................16


VII.   CERTAIN RISK FACTORS TO BE CONSIDERED.....................................................................17
VIII.  TAX CONSEQUENCES OF THE PLAN..............................................................................17
IX.  SECURITIES LAWS CONSEQUENCES OF PLAN........................................................................17
X.  ALTERNATIVES TO THE PLAN.....................................................................................17
   A.    Liquidation Under Chapter 7.............................................................................17
         ---------------------------
   B.    Alternative Plan........................................................................................18
         ----------------
XI.  CONCLUSION AND RECOMMENDATION...............................................................................18

                                INDEX OF EXHIBITS


Exhibit A         -        The Plan

Exhibit B         -        Unaudited 10Q for the Third Quarter and Nine Months
                           Ending October 2001

                                 I. INTRODUCTION


         Weiner's Stores, Inc., a Delaware corporation, ("Weiner's Stores" or the "Debtor") and the official committee of unsecured creditors appointed in this Chapter 11 Case (the "Creditors' Committee") submit this disclosure statement (the "Disclosure Statement") to holders of Claims and Equity Interests in the Debtor in connection with (i) the solicitation of acceptances or rejections of the Joint Liquidating Chapter 11 Plan of Debtor and Official Committee of Unsecured Creditors (the "Plan") filed by the Debtor and the Committee with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and (ii) the hearing to consider confirmation of the Plan (the "Confirmation Hearing"). Unless otherwise defined herein, all capitalized terms contained herein have the meanings ascribed to them in the Plan.

         On March 22, 2002, the Bankruptcy Court approved this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtor's creditors to make an informed judgment whether to accept or reject the Plan. The Confirmation Hearing will be held on May 16, 2002 at 4:30 p.m., Eastern Time, before the Honorable Peter J. Walsh, United States Bankruptcy Judge, at the United States Bankruptcy Court, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. Objections to confirmation of the Plan, if any, will be considered at the Confirmation Hearing. Objections to confirmation of the Plan must be filed and served so that they are received on or before May 8, 2002 at 4:00 p.m., Eastern Time. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

         Attached as Exhibits to this Disclosure Statement are copies of the following:

         o        The Plan (Exhibit A);

         o Unaudited 10Q for the Third Quarter and Nine Months Ending October 2001 (Exhibit B).

         In addition, a ballot for the acceptance or rejection of the Plan (the "Ballot") is enclosed with the Disclosure Statement for the holders of Claims that are placed in Class 3 in the Plan. Only the holders of Claims in Class 3 are entitled to vote to accept or reject the Plan. All holders of Claims in other Classes are not entitled to vote on the Plan and will be deemed to have either accepted or rejected the Plan. All holders of Equity Interests shall be deemed to have rejected the Plan.

         If you are entitled to vote to accept or reject the Plan, please vote and return your Ballot to Donlin, Recano & Company, Inc. (the "Balloting Agent") at the address indicated on the Ballot. In order to be counted, a properly completed Ballot must mailed or delivered to the Balloting Agent so as to be received by the Balloting Agent no later that May 8, 2002 at 5:00 p.m. Eastern Time. Ballots will not be accepted by fax or electronic communication. If you need a copy of a Ballot or have questions on how to complete or return the Ballot, please call the Balloting Agent at (212) 481-1411.

                            II. OVERVIEW OF THE PLAN

         The following is a brief overview of the provisions of the Plan. This overview is qualified in its entirety by reference to the provisions of the Plan, a copy of which is annexed hereto as Exhibit A. In addition, a description of the terms and provisions of the Plan, is set forth in Section V below.

         The Plan is a liquidating plan. All of the Debtor's assets have been or will be liquidated, and net proceeds will be distributed to the Debtor's creditors. The Plan designates three Classes of Claims and one Class of Equity Interests. These Classes take into account the differing nature and priority under the Bankruptcy Code of the various Claims and Equity Interests.

         Holders of Allowed Claims in Classes 1 and 2 will be paid in full. Holders of Allowed Claims in Class 3 will receive a pro rata distribution of the remaining net liquidation proceeds after the Claims in Classes 1 and 2 have been paid in full. Holders of Equity Interests in Class 4 will receive no distribution, and all such Equity Interests in the Debtor will be canceled. [Based on the Debtor's current estimates, approximately $8-10 million in Cash will be distributed under the Plan.

                  The following table briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan. The recoveries set forth below are merely estimated recoveries based upon various assumptions.

                     SUMMARY OF CLASSIFICATION AND TREATMENT
                 OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN1

                         Type of Claim or                                                           Estimated
  Class                   Equity Interest                            Treatment                      Recovery
----------         ------------------------------     -----------------------------------------     ---------------
   --              Administrative Claims              Unimpaired; paid in full, in Cash.                 100%

   --              Priority Tax Claims                Unimpaired; paid in full, in Cash.                 100%
                   (estimated at $100,000)

    1              Priority  Claims   (estimated      Unimpaired; paid in full, in Cash.                 100%
                   at $0.00)

--------
1 This table is only a summary of the classification and treatment of Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Equity Interests.

                         Type of Claim or                                                           Estimated
  Class                   Equity Interest                            Treatment                      Recovery
----------         ------------------------------     -----------------------------------------     ---------------
    2              Secured Claims  (estimated at      Unimpaired;  at the Debtor's option each           100%
                   $0.00)  (excluding   Priority      Allowed   Secured  Claim  shall  (i)  be
                   Tax Claims)                        reinstated,   (ii)  receive  payment  in
                                                      full in  Cash;  or  (iii)  receive  such
                                                      holder's      Collateral     in     full
                                                      satisfaction   of  such  Other   Secured
                                                      Claim.

    3              General Unsecured Claims           Impaired;  distribution  of a  Pro  Rata      31%-48%2
                   (estimated at $21-$26 million      Share of ($8-10 million).

    4              Equity Interests                   Impaired; no distribution.                          0%

         The initial payments of cash under the Plan will be made to holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Claims in Classes 1 and 2 on, or as soon thereafter as is practicable, the later of (i) the Effective Date and (ii) the date such Claim becomes an Allowed Claim. Distributions to holders of Allowed Claims in Class 3 will be made as directed by the Debtor and the Creditors Committee, and such distributions may be made in partial payments. The Debtor expects the first distributions to holders of Allowed Claims in Class 3 to be made during the summer of 2002. The Effective Date means the first Business Day after the date on which the conditions to the effectiveness of the Plan have been satisfied, or waived.

                            III. GENERAL INFORMATION


         A.       Description and History of Business
                  -----------------------------------

         Weiner's was founded in 1926 with one store in Houston. Over the next 75 years, it grew to become a publicly-owned neighborhood family apparel retailer of primarily branded apparel, accessories, shoes, domestics, housewares and decorative home products for value conscious customers. As of October 16, 2000, the date Weiner's commenced this Chapter 11 bankruptcy case, (the "Petition Date") Weiner's operated 141 stores ranging in size from 18,000 to 52,000 square feet located primarily in strip shopping centers in Texas, Louisiana, Mississippi, Arkansas and Alabama.

         For the fiscal year ended January 29, 2000, the Debtor had net sales of approximately $277 million. As of January 29, 2000, the Debtor's books and records reflected assets totaling approximately $90 million and liabilities of approximately $40 million. As of the Petition Date, Weiner's employed approximately 3,750 full and part-time employees.

         B.       Events Leading to the Commencement of the Chapter 11 Case
                  ---------------------------------------------------------

----------
2 Estimates only based on current information. These estimates are subject to change as claims against the Debtor's estate are liquidated and the Debtor's remaining assets are sold.

         The retail business is extremely competitive. Weiner's had previously filed for relief under chapter 11 on April 12, 1995 in the United States Bankruptcy Court in the District to Delaware, Chapter 11 Case Number 95-417
(PJW). Weiner's emerged from that chapter 11 proceeding on August 26, 1997. Post-emergence, Weiner's achieved its highest level of sales in fiscal 1999 ($276.8 million) and its lowest level of losses ($3.1 million). Nevertheless, a confluence of factors contributed to a difficult market environment for
Weiner's: the entrance of strong competition into Weiner's markets; a generally weak apparel market across the United States for several months; specific softness of branded athletic shoes and national branded athletic apparel in the demographic markets that Weiner's served; and the national softness of certain brands of casual wear. These factors contributed to deep operating losses for Weiner's in the first seven months of fiscal 2000.

         Because of the effects of those losses, and the need to respond actively to competitive pressures, Weiner's determined it needed additional borrowing capacity. This was particularly important for periodic cash flow swings that occur during the buying season. CIT Group/Business Credit, Inc. ("CIT") had been Weiner's lender since April of 1995. Prior to the commencement of the Chapter 11 Case, Weiner's and CIT were parties to a revolving credit agreement in the maximum about of $35 million. In contemplation of the need to expand its borrowing capacity, Weiner's and CIT engaged in extensive discussions commencing in August 2000 regarding an expansion of the existing facilities. Based on those discussions and other factors, Weiner's concluded that only in the context of a reorganization under chapter 11 of the Bankruptcy Code could it obtain the financing necessary to continue in and reorganize its business.

                      IV. EVENTS DURING THE CHAPTER 11 CASE


         On October 16, 2000 (the "Petition Date"), the Debtor commenced the Chapter 11 Case in the Bankruptcy Court and filed and obtained approval of various "first day" motions common in similar chapter 11 cases. Since the Petition Date, the Debtor continued to operate its business and manage its properties as a debtor in possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code. The Debtor retained the law firms of Weil, Gotshal & Manges LLC and Richards, Layton & Finger to represent the Debtor in this Chapter 11 Case. The Debtor also retained Intecap, Inc. as its financial advisor.

         The following is a brief description of some of the major events during the Chapter 11 Case.

         A.       Appointment of the Statutory Creditors' Committee
                  -------------------------------------------------

         Shortly after the Petition Date, the United States Trustee appointed the Creditors' Committee to represent unsecured creditors of the Debtor. The Creditors' Committee consisted of : Nike USA, Inc.; Levi Strauss & Co.; Galleria, Inc.; Curtis International, Ltd.; and Weingarten Realty. The Committee retained the law firms of Kronish, Lieb, Weiner & Hellman LLP and Morris, Nichols, Arsht & Tunnell as their attorneys, and the accounting firm of PriceWaterhouseCoopers LLP as financial advisors.

         Since its formation, the Creditors' Committee has consulted with the Debtor concerning the administration of the Chapter 11 Case. The Debtor has kept the Creditors' Committee informed about its operations and has sought the concurrence of the Creditors' Committee for actions and transactions taken outside of the ordinary course of the Debtor's business. The Creditors' Committee has participated actively, together with the Debtor's management and professionals, in, among other things, reviewing Weiner's performance during the Chapter 11 Case as well as assisting in its liquidation.

         B.       Initial Real Estate Strategy and Store Closing Sales
                  ----------------------------------------------------

         Prior to the Petition Date, the Debtor had determined that it was necessary to close approximately 44 under-performing stores. Accordingly, shortly before the Petition Date, the Debtor entered into an agency agreement with The Great American Group to conduct store closing sales in such under-performing stores. After commencing the Chapter 11 Case, the Debtor sought and obtained authorization from the Bankruptcy Court to assume the agency agreement and proceeded with the store closing sales during the fall of 2000. The Debtor subsequently retained the services of DJM Asset Management, LLC to assist it in marketing its leasehold interests in the 44 store locations to be closed. Following this marketing process, the Debtor assumed certain of the leases and assigned them to third parties who compensated the Debtor for the rights to these leasehold interests. The Debtor rejected the remainder of the 44 leases in late 2000.

         C.       Efforts to Stabilize and Revamp the Debtor's  Business
                  --------------------------------------------  --------

         During the initial stages of the Chapter 11 Case, management and employees focused their efforts on stabilizing the Debtor's business at the remaining 97 stores and rebuilding the necessary trade confidence, support and customer loyalty. In order to obtain financing during the Chapter 11 Case, the Debtor's sought and obtained approval of the Bankruptcy Court to enter into a post-petition financing facility with CIT. In addition, the Debtor's sought and obtained permission to offer stay bonuses, assume employment contracts, and offer other incentives with respect to certain of its key employees and officers in order to ensure the continued services of such employees and officers.

         In the months following the Petition Date, the Debtor sought to revamp sales at its remaining stores through the "Weiner's Plus" concept. The "Weiner's Plus" concept involved expanding the product mix at the Debtor's stores to include more toys, electronics and home products, and thus become more of a one-stop shopping experience for the Debtor's customers. In early 2001, the Debtor commenced a marketing campaign to publicize the "Weiner's Plus" concept. The Debtor met with mixed success in its marketing efforts during the first half of 2001. Sales and financial results hovered around the Debtor's estimates for several months, but never consistently met or exceeded projections.

         D.       Marketing Efforts and Decision to Cease Operating as a Going
                  ------------------------------------------------------------
                  Concern
                  -------

         By early summer of 2001, with the combination of the nationwide recession, a highly competitive retail environment, and the effects of Tropical Storm Alison that devastated the Houston area, it became clear that the Debtor would not be able to survive as an independent going-concern. In the spring of 2001 the Debtor retained the investment banking firm of Conway, Del Genio, Gries & Co., LLC to assist it in marketing all or a portion of its business to potential strategic and financial purchasers. With its deteriorating financial condition, coupled with the depressed market for retailers, the Debtor was unable to locate a purchaser for all or a substantial portion of its business.

         E.       Going Out of Business Sales and Marketing of Leases
                  ---------------------------------------------------

         In July of 2001, the Debtor solicited competitive bids from various liquidators to assist it in liquidating its inventory pursuant to going-out-of-business sales. Following a court-approved auction for the right to assist the Debtor in it's going-out-of-business sale efforts, on July 13, 2001, the Bankruptcy Court authorized the Debtor to enter into an agency agreement with The Ozer Group LLC, a nationally known liquidator, to conduct going-out-of business sales at the Debtor's stores. From part of the funds it obtained from the going-out-of-business sales, the Debtor was able to completely pay off its obligations to CIT, its post-petition lender.

         The Debtor also engaged DJM Asset Management, LLC to assist it in marketing its remaining leases. The Debtor was able to assume and assign significant number of its leases for a substantial profit, and rejected its remaining leases at the conclusion of the going-out-of-business sales at the beginning of September, 2001.

         F.       Claims Reconciliation, Omnibus Objections and Proposed Sale of
                  --------------------------------------------------------------
                  Headquarters
                  ------------

         In the late part of 2001 through the early part of 2002, the Debtor focused its efforts on reviewing and reconciling the hundreds of proofs of claim filed against it during the Chapter 11 Case, on disposing of its remaining assets, and on further reducing its remaining workforce. In late October, the Debtor obtained authorization to pay undisputed reclamation claims and certain undisputed real and personal property tax claims. In December, the Debtor filed omnibus objections to hundreds of claims that it believes were filed or scheduled incorrectly. The Debtor believes that substantially all of these objections will have been resolved as of January 31, 2002. In addition, in late January 2002 the Debtor sought permission from the Bankruptcy Court to sell its headquarters in Houston. The Debtor believes that it will have obtained such permission as of January 31, 2002.


                           V. THE PLAN OF LIQUIDATION

                  In order to distribute its assets to its creditors, the Debtor and the Creditors' Committee have formulated the Plan, a copy of which is annexed hereto as Exhibit A and forms a part of this Disclosure Statement. The Plan is a liquidating plan under chapter 11 of the Bankruptcy Code. A summary of the Plan is set forth below. Please be advised, however, that this summary is qualified in its entirety by the more detailed provisions set forth in the Plan itself. In the event of any inconsistencies between this summary and the actual terms of the Plan, the provisions of the Plan will control.

         A.       Essential Elements of the Plan
                  ------------------------------

                  1.       Treatment of Claims and Equity Interests

                  The Plan classifies Claims and Equity Interests separately and provides different treatment for different Classes of Claims and Equity Interests in accordance with the Bankruptcy Code. (In addition, the Plan provides for treatment of Allowed Administrative Claims and Allowed Priority Tax Claims, which are not placed into Classes.) In general, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Claims and Allowed Secured Claims will be paid in full under the Plan. Allowed General Unsecured Claims will share pro rata in the net remaining proceeds from the liquidation of the Debtor's estate. Equity Interests will receive no distributions under the Plan.

                  2.       Timing of Distributions Under the Plan

                  The Plan provides that distributions of the net proceeds from the liquidation of the Debtor's assets shall be made by the Disbursing Agent. Such distributions are to be made in Cash to holders of Allowed Claims on the Effective Date, or as soon thereafter as practicable. At the direction of the Surviving Officer and the Creditors' Committee, the Disbursing Agent may make partial or interim distributions to holders of Allowed General Unsecured Claims taking into the account the cost of such partial or interim distributions. The timing of the distributions will depend, among other things, on the resolution of Disputed Claims and the liquidation of the Debtor's remaining assets.

         B.       Classification and Treatment of Claims and Equity Interests
                  -----------------------------------------------------------

                  1.       Administrative Expense Claims

                  Administrative Expense Claims are claims constituting of a cost or expense of administration of the Chapter 11 Case allowed under section 503(b) of the Bankruptcy Code. Such claims include any actual and necessary costs and expenses of preserving the estate of the Debtor, any actual and necessary costs and expenses of operating the business of the Debtor, any indebtedness or obligations incurred or assumed by the Debtor in connection with the conduct of its business or the acquisition or lease of property or the rendition of services, any allowance of compensation and reimbursement of expenses to the extent allowed by a Final Order under section 330 of the Bankruptcy Code, and fees or charges assessed against the Debtor's estate under section 1930 of title 28 of the United States Code.

Except to the extent the holder of an Allowed Administrative Claim agrees otherwise, the Plan provides that each holder of an Allowed Administrative Claim shall be paid in respect of such Allowed Administrative Claim the full amount thereof, without interest, in Cash, as soon as practicable after the later of
(i) the Effective Date, and (ii) the date on which such Claim becomes an Allowed

Claim. Professionals having Fee Claims will be paid only upon Court order pursuant to Section 330 of the Bankruptcy Code. Allowed Administrative Claims against the Debtor for fees payable pursuant to 28 U.S.C. ss. 1930, as determined by the Bankruptcy Court at the Confirmation Hearing without the need for the United States Trustee to file a written request for the payment of such fees, will be paid in Cash on or before the Effective Date equal to the amount of such Administrative Claims.

                  2.       Priority Tax Claims

                  Priority Tax Claims are those Claims for taxes entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code. Each holder of an Allowed Priority Tax Claim will receive respect of such Allowed Claim either (a) the full amount thereof, without post-petition interest or penalty, in Cash, as soon as practicable after the later of (i) the Effective Date, and
(ii) the date on which such Claim becomes an Allowed Claim, or (b) such lesser amount as the holder of an Allowed Priority Tax Claim and the Debtor or the Surviving Officer might otherwise agree. The holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty will be deemed disallowed by Confirmation of the Plan and the holder of an Allowed Priority Tax Claim will be enjoined from assessing or attempting to collect such penalty from the Surviving Officer or the Estate.

                  3.       Class 1- Priority Claims

                  Class 1 consists of all Priority Claims, which are Claims entitled to priority in accordance with section 507(a) of the Bankruptcy Code (other than Administrative Claims and Priority Tax Claims). The Debtor believes that there are no Priority Claims remaining in this Chapter 11 case that have not already been satisfied pursuant to previously entered order of the Court.

                  Pursuant to the Plan, holders of Priority Claims, if any, exist, will be paid in full, in Cash on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

                  4.       Class 2 - Secured Claims

                  Class 2 consists of all Secured Claims including secured claims of taxing authorities to the extent such claims are not Allowed Priority Tax Claims. To the extent there are any such Claims in this class, each such Claim shall be deemed to be a separate subclass.

                  To the extent there are any Allowed Secured Claims, at the option of the Debtor or the Surviving Officer, either (a) the legal, equitable and contractual rights to which such Claim entitles the holder thereof shall be left unaltered, (b) the Allowed Secured Claim shall be left unimpaired in the manner described in Section 1124(2) of the Bankruptcy Code, (C) the holder of such Allowed Secured Claim shall receive or retain the Collateral securing such Claim, or (D) the holder of such Allowed Secured Claim shall receive Cash on the Effective Date in an amount equal to the value of the Collateral securing the Allowed Secured Claim. To the extent the value of the Collateral is less than the amount of such Allowed Secured Claim, the deficiency shall be treated as a General Unsecured Claim.

                  5.       Class 3 - General Unsecured Claims

                  Class 3 consists of all General Unsecured Claims, which are defined in the Plan as being all Claims other than Administrative Claims, Priority Tax Claims, Priority Claims or Secured Claims. Each holder of an Allowed General Unsecured Claim will receive in respect of such Claim its Pro Rata distribution of the General Distribution Account.

                  6.       Class 4 - Equity Interests

                  Class 4 consists of the Equity Interests relating to the outstanding shares of common stock of Weiner's Stores, and any option, warrant or other agreement requiring the issuance of any such stock. Equity Interest is defined in the Plan to mean the rights of the holders of any equity security of the Debtor and the rights of any entity to purchase or demand the issuance of any equity security of the Debtor, including:(a) redemption, conversion, exchange, voting, participation, and dividend rights; (b) liquidation preferences; and (c) stock options and warrants.

                  All Class 4 Equity Interests shall be deemed canceled as of the Effective Date and the holders of such Equity Interests shall receive no distribution of any kind under the Plan.

         C.       Summary of Other Provisions of the Plan
                  ---------------------------------------

                  The following paragraphs summarize certain other significant provisions of the Plan. The Plan should be referred to for the complete text of these and other provisions of the Plan.

                  1.       Continuing Existence of the Debtor

                  The Plan provides that the Debtor shall continue in existence following the Confirmation Date for the limited purpose of (i) winding up its affairs as to any remaining assets of the Estate, as expeditiously as reasonably possible, (ii) liquidating, by conversion to Cash or other methods, any remaining assets of the Estate, as expeditiously as reasonably possible, (iii) enforcing and prosecuting claims, interests, rights and privileges of the Debtor, (iv) resolving Disputed Claims, (v) administering this Plan, and (vi) filing appropriate tax returns.

                  The Plan will be administered by the Surviving Officer and all actions taken thereunder in the names of the Post-Confirmation Debtor shall be taken through the Surviving Officer. From and after the Confirmation Date, the Surviving Officer shall be appointed the sole officer and director of the Debtor and shall serve in such capacity through the earlier of the date that the (i) Debtor is dissolved in accordance with the Plan, and (ii) Surviving Officer resigns, is terminated or unable to serve; provided, however, that, in the event that Surviving Officer resigns, is terminated or unable to serve as a director, then the Bankruptcy Court, after recommendation by the Creditors' Committee, shall select the Surviving Officer's successor who shall be appointed the sole director for the Debtor and shall serve in such capacity until the Debtor is dissolved in accordance with this Plan. After the Effective Date, any officer or director for the Debtor other than the Surviving Officer is deemed to be terminated by the Bankruptcy Court.

                  Upon the distribution of all assets of the Estate pursuant to the Plan and the filing by or on behalf of the Debtor of a certification to that effect with the Bankruptcy Court, the Debtor shall be deemed dissolved for all purposes without the necessity for any further actions to be taken by or on behalf of the Debtor or payments to be made in connection therewith. From and after the Effective Date, the Debtor shall not be required to file any documents, or take any other action, to withdraw its business operation from any states in which the Debtor was previously conducting its business operations.

                  2.       The Disbursing Agent

                  All funds for distribution under the Plan will be held by the Disbursing Agent, who shall disburse such funds in accordance with the provisions of the Plan. The Disbursing Agent shall be deemed appointed upon entry of the Confirmation Order, without further motion, application, notice, hearing or other order of the Bankruptcy Court. The Disbursing Agent shall be entitled to a fee for services rendered, in an amount equal to one percent (1%) of all money the Disbursing Agent pays or distributes to holders of Allowed Claims pursuant to the Plan, plus reimbursement of the Disbursing Agent's reasonable and necessary expenses in making distributions under the Plan. Such fee and reasonable and necessary expenses of the Disbursing Agent shall be paid from the General Distribution Account. If the Disbursing Agent is unable or unwilling to act in such capacity, then such other person as appointed by the Creditors' Committee shall act as the successor to the Disbursing Agent.

                  3.       Objections to and Treatment of Disputed Claims

         A number of Claims asserted against the Debtor are Disputed Claims by virtue of objections having been filed in respect of such Claims or otherwise. Such Disputed Claims may eventually become Allowed Claims in whole or in part, or become disallowed by order of the Bankruptcy Court. No Cash or other Property shall be distributed under the Plan on account of any Disputed Claim while such Claim remains a Disputed Claim; however, on and after the Effective Date, the Disbursing Agent shall establish and maintain reserves for Disputed Claims. For purposes of establishing a reserve, Cash will be set aside equal to the amount that would have been distributed to the holders of Disputed Claims in such Class had their Disputed Claims been deemed Allowed Claims on the Effective Date or such other amount as may be approved by the Bankruptcy Court upon motion of the Debtor or the Surviving Officer. If, when, and to the extent any such Disputed Claim becomes an Allowed Claim by Final Order, the relevant portion of the Cash held in reserve therefor shall be distributed by the Disbursing Agent to the holder of such Claim. The balance of such Cash, if any remaining after all Disputed Claims have been resolved, shall be distributed Pro Rata to all holders of Class 3 Claims in accordance with the Plan.

                  4.       Executory Contracts and Unexpired Leases

                  The Bankruptcy Code gives the Debtor the power, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases. If an executory contract or unexpired lease is rejected, the other party to the agreement may file a claim for damages incurred by reason of the rejection. In the case of rejection of leases of real property, such damage claims are subject to certain limitations imposed by the Bankruptcy Code.

                  The Plan provides that all executory contracts and unexpired leases existing between the Debtor and any party that have not previously been assumed or rejected pursuant to order of the Court shall be deemed rejected by the Debtor on the Confirmation Date.

                  5.       Releases, Exculpations, and Injunction

                  The Plan provides that the Debtor shall release its current and former officers and directors, the Creditors' Committee and its members, Professionals, holders of Equity Interests and certain other parties from a wide variety of claims and causes of action. The Plan also provides that neither the Debtor, the Surviving Officer, the Creditors' Committee, their respective Professionals, their respective current and former officers and directors, nor their respective agents, advisors, attorneys and representatives shall have or incur any liability to any holder of any Claim or Equity Interest for any act or omission in connection with, related to, or arising out of the Chapter 11 case, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtor, the Surviving Officer, the Creditor's Committee and each of their respective members, officers, directors, employees, advisors, professionals and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.. The Plan further provides that holders of Claims against or Equity Interests in the Debtor shall be enjoined from commencing, continuing in pursuing against any Person any action that belongs to the Debtor. Holders of Claims and Equity Interests should carefully review the language of Article X of the Plan regarding such releases, exculpations and injunction.

                  6.       Rights of Actions

                  On the Effective Date, any right, claim or cause of action, belonging to the Debtor or its estate against any Person or Entity shall be retained by the Debtor and the Surviving Officer. The Surviving Officer may pursue, settle or release all reserved rights of action, as appropriate, in accordance with the best interest of and for the benefit of the Creditors entitled to receive distributions under the Plan. The Debtor and the Creditors' Committee have conducted a review of the potential Avoidance Actions and have determined that there do not appear to be any potential Avoidance Actions that would likely yield any material benefit to the Debtor's estate. Accordingly, the Debtor will not seek to pursue any avoidance actions.

                  7.       Payments of Less than Twenty-Five Dollars

                  If a Cash payment otherwise provided for by this Plan with respect to an Allowed Claim would be less than twenty-five ($25.00) dollars (whether in the aggregate or on any payment date provided in this Plan), notwithstanding any contrary provision of this Plan, the Disbursing Agent shall not be required to make such payment and such funds shall be otherwise distributed to holders of Allowed Claims in accordance with the Plan.

         D.       Voting
                  ------

                  Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired under the terms and provisions of a plan of reorganization and that will receive distributions under a plan of reorganization are entitled to vote or accept or reject a plan of reorganization. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired under a Chapter 11 Plan are deemed to have accepted a plan of reorganization and are not entitled to vote or accept or reject a plan of reorganization. Classes of claims or equity interest in which the holders of claims or equity interests will not receive or retain any property under a plan of reorganization are deemed to have rejected a plan of reorganization and are not entitled to vote to accept or reject a plan of reorganization.

                  Holders of Claims in Class 3 of the Plan are impaired and, to the extent such Claims are Allowed Claims, the holders of such Claims will receive distributions under the Plan. Holders of Allowed Claims in Class 3, therefore, are entitled to vote to accept or reject the Plan. Classes 1 and 2 are unimpaired under the Plan and the holders of Claims in those Classes are conclusively presumed to have accepted the Plan. Holders of Equity Interests in Class 4 do not receive any distributions under the Plan and the holders of those Equity Interests are conclusively presumed to have rejected the Plan. Therefore, the Debtor is soliciting acceptances only from holders of Allowed Claims in Class 3.

                  Ballots to accept or reject the Plan have been distributed to holders of Claims in Class 3 together with this Disclosure Statement. If you are the holder of a Claim in Class 3 and you have not received a Ballot, you may obtain a copy of a Ballot from Donlin, Recano &b Company, Inc., the Claims Agent by calling (212) 481-1411 and asking for a copy of the Weiner's Ballot. In order to be counted, all Ballots must be returned to the Claims Agent pursuant to the instructions on the Ballot so that such Ballots are received by the Claims Agent by the date indicated on the Ballot.

         E.       Objections to Confirmation
                  --------------------------

         Any objection to the confirmation of the Plan must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or number of shares of the Debtor's stock held by the objector. Any such objection must be filed with the Bankruptcy Court and served so that it is received by the Bankruptcy Court and the following parties on or before May 8, 2002 at 4:00 p.m. Eastern Time:

         Weiner's Stores, Inc.
         c/o Your Corner Office, LLC
         340 N. Sam Houston Parkway East, Suite 100
         Houston, Texas   77060
         Attn:    Michael S. Marcus

         Arnall Golden Gregory LLP
         Attorneys for the Debtor
         2800 One Atlantic Center
         1201 West Peachtree Street
         Atlanta, Georgia   30309
         Attn:    J. Hayden Kepner, Jr.

         Weil Gotshal & Manges LLP
         Attorneys for the Debtor
         700 Louisiana, Suite 1600
         Houston, Texas  77002
         Attn:    Sylvia Baker

         Richards, Layton & Finger, P.A.
         Attorneys for the Debtor
         One Rodney Square
         P.O. Box 551
         Wilmington, Delaware  19899
         Attn:    Mark D. Collins
                  Michael J. Merchant

         Kronish, Lieb, Weiner & Hellman LLP
         Attorneys for the Committee of Unsecured Creditors
         1114 Avenue of the Americas
         New York, New York   10036
         Attn:  Robert A. Boghosian

         Morris, Nichols, Arsht & Tunnell
         Attorneys for the Committee of Unsecured Creditors
         1201 N. Market Street
         P.O. Box 1347
         Wilmington, Delaware  19899
         Attn:  William H. Sudell, Jr.

         Office of the United States Trustee
         J. Caleb Boggs Federal Building
         844 King Street, Suite 2313
         Lock Box # 35
         Wilmington, DE  19801
         Attn:    Julie Compton

Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014. Timely filed objections to the confirmation of the Plan which are not resolved prior to the Confirmation Hearing will be considered by the Bankruptcy Court at the Confirmation Hearing.


         F.       The Confirmation Hearing
                  ------------------------

                  The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for May 16, 2002 at 4:30 p.m. Eastern Time, before the Honorable Peter J. Walsh, United States Bankruptcy Judge at the United States Bankruptcy Court, 824 Market Street, 5th Floor, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing.

         G.       Confirmation of the Plan
                  ------------------------

                  At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a chapter 11 plan are: (i) the plan must be accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) the plan must be feasible and (iii) confirmation of the plan must be in the "best interests" of creditors and equity interests that are impaired under the plan.

                  1.       Acceptance and Rejection of the Plan

                  Under the Bankruptcy Code, a class of claims will have accepted a chapter 11 plan if, out of the total number of creditors in that class who vote on the plan, the plan is accepted by creditors that hold at least two-thirds in dollar amount and more than one-half in number of the allowed claims in that class. In the instant case, only holders of Claims in Class 3 are entitled to vote to accept or reject the Plan. Accordingly, the Plan will be accepted by Class 3 only if, out of the Class 3 creditors that actually vote on the Plan, the Plan is accepted by (i) holders of at least two-thirds of the aggregate dollar amount of Allowed Claims in Class 3, and (ii) more than one-half of the number of valid Ballots received by holders of Allowed Claims in Class 3. If each of these requirements is not met, then Class 3 will be considered to have rejected the Plan.

                  If a class of claims or equity interests rejects a plan of reorganization, the Debtor still has the right under certain circumstances to request confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code. Section 1129(b) permits the confirmation of a chapter 11 plan notwithstanding the nonacceptance of such plan by one or more impaired classes of claims or equity interests if does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting Class. In this instance, for example, the Debtor will seek confirmation of the Plan notwithstanding the fact that the Equity Interests in Class 4 are deemed to have rejected the Plan.

                  2.       Unfair Discrimination and Fair and Equitable Tests

                  To obtain nonconsensual confirmation of a chapter 11 plan, a proponent of that plan must demonstrate that the plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, nonaccepting class of creditors or equity holders. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable" and establishes "cram down" tests for secured creditors, unsecured creditors and equity holders, as follows:

                  (a) Secured Creditors. Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds is provided in clause (i) or (ii) of this subparagraph.

                  (b) General Unsecured Creditors. Either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and equity interests that are junior to the claims of the dissenting class will not receive any property under the plan.

                  (c) Equity Interests. Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the equity interest or (ii) the holder of an equity interest that is junior to the nonaccepting class will not receive or retain any property under the plan.

                  The Debtor believes that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan. In particular, with respect to the Claims and Equity Interests in Classes 3 and 4, no holders of Claims or Equity Interests any junior classes will receive or retain any property under the Plan.

                  3.       Feasibility

                  The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. In this case, the Plan contemplates the complete liquidation and distribution of the Debtor's assets. Accordingly, this will not be a further liquidation or reorganization.

                  4.       Best Interests Test

                  With respect to each impaired class of claims and equity interests, confirmation of a plan requires that each holder of a claim or equity interest either (i) accept the plan or (ii) receive or retain under the plan property of a value, as of the effective date, that is not less than the value such holder would receive or retain if a debtor was liquidated under Chapter 7 of the Bankruptcy Code. To determine what holders of claims and equity interests of each impaired class would receive if a debtor was liquidated under Chapter 7 of the Bankruptcy Court, the Bankruptcy Court must consider the dollar amount that would be generated from the liquidation of a debtor's assets and properties in the context of a Chapter 7 liquidation case. The cash amount which would be available for satisfaction of unsecured claims and equity interests would consist of the proceeds resulting from the disposition of the unencumbered assets of a debtor, augmented by any unencumbered cash held by a debtor at the time of the commencement of the liquidation case. Such cash amount would be reduced by the amount of the costs and expenses of the liquidation and by such additional administrative and priority claims that may result from the termination of a debtor's business and the use of Chapter 7 for the purposes of liquidation.

                  The Debtor's costs of liquidation under Chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those which might be payable to attorneys and other professionals that such a trustee my engage. The foregoing types of claims and other claims which may arise in a liquidation case or result from the pending Chapter 11 Case, including any unpaid expenses incurred by the debtor-in-possession during the Chapter 11 Case such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition unsecured Claims. Given the additional costs payable in a liquidation under Chapter 7, the Debtor believes that distributions under the Plan will exceed those that would occur in a liquidation under Chapter 7 of the Bankruptcy Code.

         H.       Consummation of the Plan
                  ------------------------

                  The Plan will be consummated on the Effective Date. The Effective Date of the Plan is the first Business Day following the date on which the conditions precedent to the effectiveness of the Plan have been met.

                 VI. MANAGEMENT OF THE POST-CONFIRMATION DEBTOR

                  As of the Effective Date, the management, control and operation of the Post-Confirmation Debtor will become the general responsibility of the Surviving Officer. On the Effective Date automatically and without further action, (a) each existing member of the Board of Directors of the Debtor will resign or be terminated by the Surviving Officer, and (b) the Surviving Officer shall be deemed the sole shareholder, officer and director of the Post-Confirmation Debtor. The Plan will be administered by the Surviving Officer and all actions taken thereunder in the names of the Post-Confirmation Debtor shall be taken through the Surviving Officer.

                   VII. CERTAIN RISK FACTORS TO BE CONSIDERED

                  The ultimate recoveries under the Plan to holders of Claims depend upon the realizable value of the Debtor's remaining assets, the resolution of objections to Claims asserted against the Debtor's estate, and the amount of additional Administrative Claims that may be incurred by the Debtor. Although the Debtor has liquidated the majority of its assets and believes it has a firm offer to sale its headquarters, there can be no guarantee that the proposed sale of the headquarters will go through or that the Debtor will succeed in selling its headquarters in a timely fashion at what the Debtor considers an adequate price. Moreover, the Debtor has filed objections to hundreds of claims. Although the Debtor believes it will be successful in sustaining the objections, there is no guarantee that certain claims that the Debtor believes should be reduced or disallowed will in fact be allowed in amounts higher than the Debtor anticipates. Further, although the Debtor believes that its future Administrative Claims will be reasonably low, it is possible that Administrative Claims will be larger than expected. Any of the foregoing will affect the ultimate distributions to holders of Allowed General Unsecured Claims under the Plan.

                       VIII. TAX CONSEQUENCES OF THE PLAN

                  The Plan provides for a liquidation of the Debtor's assets and the distribution of the proceeds of that liquidation to the Debtor's creditors pursuant to the terms of the Plan. All common stock and other equity interests in the Debtor will be cancelled on the Effective Date of the Plan. Holders of Claims and Equity Interests should consult their own tax advisors regarding the tax consequences of the treatment of the Claims and Equity Interests under the Plan.

                    IX. SECURITIES LAWS CONSEQUENCES OF PLAN

                  The Plan provided for a liquidation of the Debtor's assets. The Debtor will no longer remain a going concern. Accordingly, no new securities will be issued under the Plan. All existing securities will be cancelled on the Effective Date of the Plan. Holders of Equity Interests should consult their own advisors regarding any security law consequences of the treatment of their Equity Interests under the Plan.

                           X. ALTERNATIVES TO THE PLAN

         A.       Liquidation Under Chapter 7
                  ---------------------------

                  If no Chapter 11 plan can be confirmed, the Chapter 11 Case may be converted to a case under Chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtor. The

Debtor believes that liquidation under Chapter 7 would result in smaller distributions being made to creditors that those provided for in the Plan because of the additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such a trustee.

         B.       Alternative Plan
                  ----------------

                  If the Plan is not confirmed, the Debtor or any other party in interest could attempt to formulate a different plan under Chapter 11 of the Bankruptcy Court. Such a plan might involve either a reorganization and continuation of the Debtor's business or an orderly liquidation of its assets. As the Debtor has already ceased normal business operations and liquidated substantially all of its assets, the Debtor believes that no plan of reorganization would be feasible at this point. Nor does the Debtor believe that an alternative liquidation plan under Chapter 11 would render any satisfaction to the holder of Allowed Claims or Equity Interests than those provided herein.

                        XI. CONCLUSION AND RECOMMENDATION

         The Debtor and the Creditors' Committee believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Allowed General Unsecured Claims. In addition, other alternatives would involve delay, uncertainty and additional administrative costs. Therefore, the Debtor and the Committee urge all holders of Claims in Class 3 to vote to accept the Plan and to evidence such acceptance by returning their Ballots so that they will be received by the Balloting Agent no later than 5:00 p.m., Eastern Time, on May 8, 2002.


Dated:  March 28, 2002

                     WEINER'S STORES, INC. a Delaware Corporation



                     By:     /s/ Michael S. Marcus
                        ---------------------------------------------------
                        Name:    Michael S. Marcus
                        Title:   Vice President and Chief Financial Officer